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                                                                   EXHIBIT 23(b)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed for the First United Bancshares, Inc. 1994 Equity Participation Plan of our report dated January 28, 1994 on the supplemental consolidated financial statements of InvestArk Bankshares, Inc. as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 included in First United Bancshares, Inc.'s Form 8-K dated October 18, 1994 and our report dated January 28, 1994 included in the First United Bancshares, Inc.'s Form 8-K filed on June 16, 1994 and as amended on August 12, 1994 and to all references to our Firm included in this registration statement.




                                                 /s/ Martin & Company
                                                 Martin & Company



Little Rock, Arkansas
November 8, 1994





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